EXHIBIT 21

SUBSIDIARIES OF REGISTRANT	JURISDICTION OF INCORPORATION OR ORGANIZATION

1.	COMERCIALIZADORA DE CARNES DE MEXICO S. DE R.L. DE C. V.	MEXICO
2.	INCUBADORA HIDALGO S. DE R.L. DE C. V.	MEXICO
3.	INMOBILIARIA AVICOLA PILGRIM’S PRIDE, S. DE R.L.	MEXICO
4.	PILGRIM’S PRIDE S. DE R.L. DE C. V.	MEXICO
5.	GALLINA PESADA S.A. DE C.V.	MEXICO
6.	PILGRIM'S PRIDE FUNDING CORPORATION	DELAWARE
7.	PPC OF DELAWARE BUSINESS TRUST	DELAWARE
8	PILGRIM’S PRIDE MKTG, LTD.	TEXAS
9.	PILGRIM'S PRIDE AFFORDABLE HOUSING CORPORATION	TEXAS
10.	GRUPO PILGRIM’S PRIDE FUNDING HOLDINGS S. DE R.L. DE C.V.	MEXICO
11.	GRUPO PILGRIM’S PRIDE FUNDING S. DE R.L. DE C.V.	MEXICO
12.	VALLEY RAIL SERVICE, INC.	TEXAS
13.	PILGRIM’S PRIDE OF NEVADA, INC.	NEVADA
14.	SERVICIOS ADMINISTRATIVOS PILGRIM’S PRIDE S. DE R.L. DE C. V.	MEXICO
15.	PFS DISTRIBUTION COMPANY	TEXAS
16.	MAYFLOWER INSURANCE	BERMUDA
17.	TO-RICOS, INC.	NEBRASKA
18.	PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.	WEST VIRGINIA
19.	PPC TRANSPORTATION COMPANY	DELAWARE
20.	PILGRIM’S PRIDE LUXEMBOURG FUNDING S.A.R. L.	LUXEMBOURG
21.	PILGRIM’S TURKEY COMPANY, LLC	DELAWARE
22.	OPERADORA DE PRODUCTOS AVICOLAS S. DE R.L. DE C. V.(INACTIVE)	MEXICO
23.	CARNES Y PRODUCTOS AVICOLAS DE MEXICO S. DE R.L. DE C. V.(INACTIVE)	MEXICO
24.	POPPSA 3, LLC	DELAWARE
25.	POPPSA 4, LLC	DELAWARE
26.	PROTEIN ACQUISITION CORPORATION	DELAWARE
27.	TO-RICOS DISTRIBUTION, LTD.	BERMUDA
28.	TO-RICOS, LTD.	BERMUDA
29.	TO-RICOS, (CAYMAN) INC. (INACTIVE)	CAYMAN
30.	TO-RICOS DISTRIBUTION, INC. (INACTIVE)	CAYMAN
31.	PPC OF DELAWARE, LLC (INACTIVE)	DELAWARE
32.	PILGRIM’S PRIDE, LLC	DELAWARE
33.	PPC OF DELAWARE, INC.	DELAWARE
34.	Avicola Pilgrim's Pride de Mexico, S. DE R.L. DE C. V.	MEXICO